UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2019 (March 22, 2019)

PROFESSIONAL DIVERSITY NETWORK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Director

On March 22, 2019, the Board of Directors (the “Board”) of Professional Diversity Network, Inc., a Delaware company (the “Company”), appointed Ms. Courtney C. Shea as a new independent director to the Board and a member of the audit committee of the Board, effective immediately.

Ms. Shea, age 58, has over 30 years of professional experience in municipal advisory and investment banking. Ms. Shea is a managing member of Columbia Capital Management, LLC, which she joined in 2013. She served as the head of Chicago office and senior vice president at Acacia Financial Group, Inc. from 2009 to 2013. She was also the head of Chicago office and managing director of Siebert Branford Shank & Co, LLC from 2006 to 2008. She served as the national department manager at LaSalle Financial Services from 2001 to 2006.

Ms. Shea has been a member of the Board of Center for Municipal Finance at Harris School of Public Policy, University of Chicago since 2016 and a member of the National Association of Bond Lawyers since 2010. She chaired the Illinois State Securities Advisory Committee from 1995 to 1998 and was a member there from 1991 to 1995. She was also a member of the State of Illinois Banking Board from 2001 to 2002. In addition, Ms. Shea established the National Women in Public Finance as a co-founder in 1996. Ms. Shea received her MBA degree from the University of Chicago in 1985, her Juris Doctor degree from Loyola University Law School in 1983 and her bachelor degree in Economics from University of Notre Dame in 1980.

In connection with her appointment as a director to the Company, Ms. Shea shall receive an annual compensation of $5,000 and an additional annual compensation of $1,000 for serving as a member of the audit committee of the Board. Ms. Shea will also receive $500 for each Board meeting and phone conference he attends. In addition, Ms. Shea is granted $25,000 worth restricted stock units of the Company.

There are no understandings or arrangements between Ms. Shea and any other person pursuant to which Ms. Shea was selected as a director. There is no family relationship between Ms. Shea with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. Except for the above disclosure, in the past two years there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which the Ms. Shea had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

New Board Structure

Following Ms. Shea’s appointment and the Board’s recent adjustment, the structure of our Board is updated as below:

Chairman of the Board

Maoji (Michael) Wang

Audit Committee

Michael Belsky, Chair

Lida Fang, member

Courtney C. Shea, member

Nominating and Governance Committee

Hao (Howard) Zhang, Chair

Lida Fang, member

Michael Belsky, member

Compensation Committee

Michael Belsky, Chair

Hao (Howard) Zhang, member

Haibin Gong, member

Item 8.01	Other Events

On March 25, 2019, the Company issued a press release announcing the appointment of Ms. Courtney C. Shea. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release issued by Professional Diversity Network, Inc. dated March 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2019	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Xin (Adam) He
Xin (Adam) He
Chief Financial Officer